As filed with the Securities and Exchange Commission on April 26, 2007

Registration No. 333-121194

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	99-0032630 (IRS Employer Identification No.)

822 Bishop Street

Honolulu, Hawaii 96813

(Address of principal executive offices) (Zip Code)

Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan

Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan

(Full title of the Plan(s))

Alyson J. Nakamura

Secretary and Assistant General Counsel

Alexander & Baldwin, Inc.

822 Bishop Street

Honolulu, Hawaii 96813

(Name and address of agent for service)

(808) 525-6611

(Telephone Number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

RE-ALLOCATION AND DE-REGISTRATION

On December 13, 2004, Alexander & Baldwin, Inc. (the “Registrant”) registered 1,900,000 of its Common Stock for issuance under its 1998 Stock Option/Stock Incentive Plan (the “1998 Stock Option Plan”) and an additional 350,000 of its Common Stock for issuance under its 1998 Non-Employee Director Stock Option Plan (the “1998 Director Plan”) on a Form S-8 Registration Statement, Registration No. 333-121194 filed with the Securities and Exchange Commission (the “Commission”).

Registrant is hereby re-allocating 289,560 shares of its Common Stock in the aggregate to the Registrant’s 2007 Incentive Compensation Plan (the “2007 Plan”). The reallocation is comprised of (i) 109,654 shares of Common Stock from the 1998 Stock Option Plan and (ii) 179,906 shares of Common Stock from the 1998 Director Plan.

Registrant hereby de-registers the 289,560 shares of its Common Stock previously registered on Form S-8 Registration Statement No. 333-121194 and re-allocates such shares to the 2007 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii on this 26th day of April, 2007.

ALEXANDER & BALDWIN, INC.

By:	/s/ W. Allen Doane
W. Allen Doane
Chairman of the Board, President and Chief
Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. Allen Doane W. Allen Doane	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 26, 2007
/s/ Christopher J. Benjamin Christopher J. Benjamin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 26, 2007
/s/ Paul K. Ito Paul K. Ito	Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)	April 26, 2007
/s/ W. Blake Baird W. Blake Baird	Director	April 26, 2007
/s/ Michael J. Chun Michael J. Chun	Director	April 26, 2007
/s/ Walter A. Dods, Jr. Walter A. Dods, Jr.	Director	April 26, 2007

/s/ Charles G. King Charles G. King	Director	April 26, 2007
/s/ Constance H. Lau Constance H. Lau	Director	April 26, 2007
/s/ Douglas M. Pasquale Douglas M. Pasquale	Director	April 26, 2007
/s/ Maryanna G. Shaw Maryanna G. Shaw	Director	April 26, 2007
/s/ Jeffrey N. Watanabe Jeffrey N. Watanabe	Director	April 26, 2007